EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of World Information Technology, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shyng-Jiann Lin, Secretary, Principal Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to World Information Technology, Inc. and will be retained by World Information Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


July 29, 2004                           /s/ Shyng-Jiann Lin
                                        ----------------------------------------
                                        Shyng-Jiann Lin
                                        Secretary, Principal Financial Officer
                                        and Director